As filed with the Securities and Exchange Commission on May 21, 2020

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	83-0221517
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1330 Avenue of the Americas, 33rd Floor,
New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Abeona Therapeutics Inc. 2015 Equity Incentive Plan

(Full title of the plan)

Edward Carr
Chief Accounting Officer	John J. Concannon III, Esq.
Abeona Therapeutics Inc.	Morgan, Lewis & Bockius LLP
1330 Avenue of the Americas, 33rd Floor,	One Federal Street
New York, NY 10019	Boston, Massachusetts 02110
(646) 813-4701	(617) 951-8000
(Name, address, telephone number,	(With copies to)
including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [X]	Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (2)		Amount of registration fee
Common Stock, $0.01 par value per share	8,000,000	$3.09	(3)	$24,720,000	(3)	$3,208.66
Common Stock, $0.01 par value per share	930,000	$2.50	(4)	$2,325,000	(4)	$301.79
Total	8,930,000			$27,045,000		$3,510.45

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of common stock which may be offered or issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h).

(3)	The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s common stock as reported on the Nasdaq Capital Market on May 15, 2020. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Registration Statement on Form S-8 only.

(4)	Represents shares of common stock issuable pursuant to the Stock Option Agreement, effective as of April 15, 2020, between Abeona Therapeutics Inc. and Brian J. G. Pereira, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the exercise price of $2.50.

EXPLANATORY NOTE

This Registration Statement has been filed by Abeona Therapeutics Inc. (the “Registrant”) to register (i) 8,000,000 additional shares of common stock to be offered pursuant to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan (the “2015 Plan”), and (ii) 930,000 shares of common stock issuable pursuant to the Stock Option Agreement, effective as of April 15, 2020, between the Registrant and Brian J. G. Pereira.

The Registrant previously filed the Registration Statements on Form S-8 (File Nos. 333-221552, 333-214846 and 333-204055) on November 14, 2017, November 30, 2016, and May 11, 2015, respectively, with the Securities and Exchange Commission to register an aggregate of 10,000,000 shares of common stock that were authorized for issuance under the 2015 Plan (collectively, the “Prior Registration Statements”). Upon the effectiveness of this Registration Statement, an aggregate of 18,000,000 shares of common stock will be registered for issuance from time to time under the 2015 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

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INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to securities offered pursuant to the 2015 Plan, are hereby incorporated by reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 16, 2020;

(2) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2020, January 8, 2020, March 16, 2020, April 6, 2020, April 21, 2020, April 24, 2020, and May 21, 2020 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(3) The description of common stock set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 4, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number		Description of Document

5.1	**	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the securities offered hereby

23.1	**	Consent of Whitley Penn LLP

23.2	**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24	**	Power of Attorney (included on the signature page of this Registration Statement)

**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the state of New York, on the 21st day of May, 2020.

ABEONA THERAPEUTICS INC.

By:	/s/ Edward Carr
Edward Carr
Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints João Siffert and Edward Carr, and each of them severally as such person’s true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the SEC in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates set forth below.

Signature	Title	Date

/s/ João Siffert	Chief Executive Officer, Director	May 21, 2020
João Siffert	(Principal Executive Officer)

/s/ Edward Carr	Chief Accounting Officer	May 21, 2020
Edward Carr	(Principal Accounting and Financial Officer)

/s/ Brian J. G. Pereira	Executive Chairman and Chairman of the Board	May 21, 2020
Brian J. G. Pereira

/s/ Stefano Buono	Director	May 21, 2020
Stefano Buono

/s/ Stephen B. Howell	Director	May 21, 2020
Stephen B. Howell

/s/ Steven H. Rouhandeh	Director	May 21, 2020
Steven H. Rouhandeh

/s/ Christine Silverstein	Director	May 21, 2020
Christine Silverstein

/s/ Shawn Tomasello	Director	May 21, 2020
Shawn Tomasello

/s/ Todd Wider	Director	May 21, 2020
Todd Wider

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